Exhibit 107

Calculation of Filing Fee Tables

FORM S-3
(Form Type)

ATI Physical Therapy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

N/A

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Primary Offering
Equity	Common Stock, par value $0.0001 per share (2)	9,866,657	$81,597,253.39	S-1	333-257801	July 29, 2021
Equity	Common Stock, par value $0.0001 per share (3)	11,498,401	$20,697,121.80	S-1	333-264243	April 26, 2022
Secondary Offering
Equity	Common Stock, par value $0.0001 per share (4)	196,770,282	$1,627,290,232.14	S-1	333-257801	July 29, 2021
Equity	Warrants to purchase Common Stock, par value $0.0001 per share (5)	9,866,657	— (8)	S-1	333-257801	July 29, 2021
Equity	Common Stock, par value $0.0001 per share (6)	9,807,085	$17,652,753.00	S-1	333-264243	April 26, 2022
Equity	Warrants to purchase Common Stock, par value $0.0001 per share (7)	11,498,401	— (8)	S-1	333-264243	April 26, 2022

(1) In the event of a stock split, reverse stock split, stock dividend or similar transaction involving our common stock, the number of shares of Common Stock, par value $0.0001 per share (the “Common Stock”), registered shall automatically be adjusted to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Consists of (i) 6,899,991 shares of Common Stock that may be issued upon exercise of our Public Warrants (as defined herein) based on the number of Public Warrants outstanding as of June 30, 2022 and (ii) 2,966,666 shares of Common Stock issuable upon the exercise of the 2,966,666 Private Placement Warrants (as defined herein);

(3) Consists of (i) 5,226,546 shares of Common Stock that may be issued upon exercise of the Series I Warrants (as defined herein) and (ii) 6,271,855 shares of Common Stock issuable upon the exercise of the Series II Warrants (as defined herein).

(4) Consists of 196,770,282 shares of Common Stock originally registered for sale by the Selling Securityholders on the First Registration Statement (as defined herein).

(5) Consists of 9,866,657 Private Placement Warrants originally registered for sale by the Selling Securityholders on the First Registration Statement.

(6) Consists of 9,807,085 shares of Common Stock originally registered for sale by the Selling Securityholders on the Second Registration Statement (as defined herein).

(7) Consists of (i) 5,226,546 Series I Warrants and (ii) 6,271,855 Series II Warrants originally registered for sale by the Selling Securityholders on the Second Registration Statement.

(8) In accordance with Rule 457(g), the entire registration fee for the Warrants (as defined herein) is allocated to the shares of Common Stock underlying the Warrants and no separate fee is payable for the Warrants.